EXHIBIT 23.4


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the use in this Registration Statement on Form S-4 filed with the Securities and Exchange Commission of our report dated February 7, 2002 on the financial statements of First Federal Bancshares, Inc. as of December 31, 2001 and 2000 and the periods ended December 31, 2001 and 2000 and February 29, 2000.



                                        /s/ Crowe, Chizek and Company LLP
                                            -----------------------------
                                            Crowe, Chizek and Company LLP


Oak Brook, Illinois

October 1, 2002